EXHIBIT 21.1

SUBSIDIARIES OF PENSON WORLDWIDE, INC.

1.	SAI Holdings, Inc. (a Texas corporation)

2.	Penson Financial Services, Inc. (a North Carolina corporation that is a subsidiary of SAI Holdings, Inc.)

3.	Nexa Technologies, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)

4.	Penson Holdings, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)

5.	Penson Execution Services, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)

6.	Penson Financial Futures, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)

7.	Penson Financial Services Limited (a company incorporated in England that is a subsidiary of Penson Holdings, Inc.)

8.	Worldwide Nominees Ltd. (a company incorporated in England that is a subsidiary of Penson Financial Services Limited)

9.	Penson Financial Services Canada Inc. (a Canadian corporation that is a subsidiary of Penson Holdings, Inc.)

10.	Penson Ventures, Inc. (a Canadian corporation that is a subsidiary of Penson Holdings, Inc.)

11.	Penson Asia Limited (a Hong Kong company that is a subsidiary of Penson Holdings, Inc.)

12.	Penson Financial Services Asia Limited (a Hong Kong company that is a subsidiary of Penson Asia Limited)

13.	Market Essentials Group, Inc. (a Canadian corporation that is a subsidiary of Penson Ventures, Inc.)

14.	Turnpike Trading Systems, Inc. (a Canadian corporation that is a subsidiary of Penson Ventures, Inc.)

15.	GHP1, Inc. (a Texas corporation that is a subsidiary of SAI Holdings, Inc.)

16.	GHP2, LLC (a Delaware limited liability company that is a subsidiary of GHP1, Inc.)

17.	Penson Futures (an Illinois general partnership that is a subsidiary of GHP1, Inc. and GHP2, LLC)